Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-119682) and in the Registration Statements on Form S-8 (File Nos. 333-72700, 33-62522, 33-8697, 33-13953, 33-40744, 33-46963, 333-28417, 333-82292, and 333-105172) of Advanced Magnetics, Inc. of our report dated December 14, 2005 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
December 14, 2005